EXHIBIT (a)(2)

                                BRITESMILE, INC.

                            OFFER TO EXCHANGE OPTIONS

                                  ELECTION FORM

                  I have received the following documents (which together, as they may be amended from time to time, constitute the "Offer" or "Program"):

         o the Offer to Exchange Certain Outstanding Options for New Options dated August 20, 2002 (the "Offer to Exchange");
         o the Memorandum from John L. Reed, Chief Executive Officer of the Company, dated August 20, 2002;
         o this BriteSmile, Inc. Offer to Exchange Options Election Form (the "Election Form");
         o        the Notice to Change Election From Accept to Reject; and
         o        the Promise to Grant Stock Options.

                  The Program offers to Eligible Optionholders (as defined in the Offer to Exchange) the opportunity to exchange outstanding stock options ("Old Options") for options exercisable at the fair market value on March 24, 2003, issued under the Amended and Restated BriteSmile, Inc. 1997 Stock Option and Incentive Plan (the "Option Plan")1. The Offer expires at 5:00 p.m. Pacific Time on September 19, 2002 (or, if the Offer is extended, at 5:00 p.m. Pacific Time, on the last day of the extended offer period).

                  I understand that if I elect to tender my Old Options for cancellation in exchange for the promise to issue a new option (the "New Option"), the number of shares will remain the same, and the original vesting schedule and termination date for the Old Options will be applied to the New Option. I understand that for each option I cancel, I lose my right to all outstanding unexercised shares under that option. I understand the possible loss of my cancelled stock options if my relationship as an employee of BriteSmile or one of its subsidiaries or any successor company in a merger or acquisition (as applicable) ("Service Status") changes for whatever reason before March 24, 2003. I UNDERSTAND THAT THERE IS A POSSIBILITY THAT THE EXERCISE PRICE OF THE NEW OPTIONS COULD BE HIGHER THAN THE EXERCISE PRICE OF THE OLD OPTIONS RESULTING IN A LOSS OF SOME OR ALL OF THE STOCK OPTION BENEFIT. I ALSO UNDERSTAND THAT IF I ELECT TO PARTICIPATE IN THE OFFER BY TENDERING ELIGIBLE OPTIONS, ALL OPTIONS GRANTED IN THE SIX MONTHS PRIOR TO COMMENCEMENT OF THE OFFER, i.e. SINCE FEBRUARY 20, 2002, WILL ALSO BE CANCELLED AND REPLACED WITH NEW OPTIONS IF MY SERVICE STATUS HAS NOT CHANGED ON MARCH 24, 2003. I AGREE TO ALL TERMS OF THE OFFER.

                  Subject to the above understandings, I would like to participate in the Offer as indicated below.

                  Please check the box and note the grant date and grant number of each stock option grant with respect to which you agree to have such grant and all stock option grants since February 20, 2002 cancelled and replaced pursuant to the terms of this Election Form.

                  You may change the terms of your election to tender options for exchange by submitting a new Election Form, or a Notice to Change Election From Accept to Reject, prior to the cutoff date of 5:00 p.m. Pacific Time, September 19, 2002.

         [ ] Yes, I wish to tender for exchange each of the options specified below (and on any additional sheets which I have attached to this form), along with all options granted since February 20, 2002.

--------
1 Or, in the case of 30,000 options granted to one employee optionholder, the Company's 1990 Stock Option Plan. With respect to this single employee who has options outstanding under the 1990 Plan, any references in this Election Form to the "Option Plan" shall mean the 1990 Plan.

                                                                                                      TOTAL NUMBER OF
                                                                                                        UNEXERCISED
                                                                                                     SHARES SUBJECT TO
                                                                                                     THE OPTION (SHARES
             GRANT NUMBER                   GRANT DATE               EXERCISE PRICE                    TO BE CANCELLED)
    ----------------------------- ---------------------------- -------------------------- -----------------------------------------

    ----------------------------- ---------------------------- -------------------------- -----------------------------------------

    ----------------------------- ---------------------------- -------------------------- -----------------------------------------

    ----------------------------- ---------------------------- -------------------------- -----------------------------------------

    ----------------------------- ---------------------------- -------------------------- -----------------------------------------

         [ ] I have attached an additional sheet listing my name and any additional grants I wish to cancel.

         I understand that all of these options will be irrevocably cancelled on September 20, 2002.



         -----------------------------    --------------------------------------
         Optionholder Signature           Government ID (e.g. Social Security #,
                                          Social Insurance #, tax ID #, etc.)
         -----------------------------
         Date and Time                    --------------------------------------
                                          E-mail Address

         -----------------------------
         Optionholder Printed Name        --------------------------------------
                                          Fax Number


         -----------------------------    --------------------------------------
                                          Telephone
         -----------------------------

         -----------------------------
         Street Address
         City, State, Zip Code



          RETURN TO MARK MURANO, VICE PRESIDENT HUMAN RESOURCES OF THE COMPANY, NO LATER THAN 5:00 P.M. PACIFIC TIME ON SEPTEMBER 19, 2002 VIA HAND
                          DELIVERY, FACSIMILE AT (925)
                      941-6266, OR MAIL, ADDRESSED TO MARK
                           MURANO AT BRITESMILE, INC.
                  490 NORTH WIGET, LANE, WALNUT CREEK, CA 94598


             BRITESMILE INTENDS TO SEND AN E-MAIL, FAX OR U.S. MAIL
                CONFIRMATION WITHIN FIVE BUSINESS DAYS OF RECEIPT




         Preferred method of communication (check one)

         [  ]   E-mail              [  ]   Fax          [  ]   Regular Mail



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


                        INSTRUCTIONS TO THE ELECTION FORM

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

         1.       Delivery of Election Form.

                  A properly completed and executed original of this Election Form (or a facsimile of it), and any other documents required by this Election Form, must be received by Mark Murano either via hand delivery, mail, or facsimile (fax (925) 941-6266) on or before 5:00 p.m. Pacific Time on September 19, 2002 (the "Expiration Date").

         THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY BRITESMILE. DELIVERY TO US OF ANY REQUIRED DOCUMENTS BY E-MAIL WILL NOT BE ACCEPTED. YOU MAY HAND DELIVER OR MAIL YOUR ELECTION FORM TO MARK MURANO AT BRITESMILE, INC., OR YOU MAY FAX IT TO HIM AT THE NUMBER LISTED ON THE FRONT COVER OF THIS ELECTION FORM. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. WE INTEND TO SEND YOU AN E-MAIL, FAX OR LETTER (PER YOUR PREFERENCE) TO CONFIRM THE RECEIPT OF YOUR ELECTION WITHIN FIVE BUSINESS DAYS; IF YOU HAVE NOT RECEIVED SUCH A CONFIRMATION OF RECEIPT, IT IS YOUR RESPONSIBILITY TO ENSURE THAT YOUR ELECTION FORM HAS BEEN RECEIVED BY MARK MURANO.

                  Withdrawal. Tenders of options made through the Offer may be withdrawn at any time before the Expiration Date. If the Offer is extended by BriteSmile beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. In addition, although BriteSmile currently intends to accept your validly tendered options promptly after the expiration of the Offer, unless BriteSmile accepts your tendered options before 5:00 p.m. Pacific Time, on October 16, 2002, you may withdraw your tendered options at any time after October 16, 2002, provided the Company has not yet accepted your tendered options for cancellation. If, however, the Company accepts your tendered options after October 16, 2002, and you have not withdrawn prior to the date of Company acceptance, your withdrawal rights will terminate. To withdraw tendered options you must deliver a signed and dated Notice to Change Election From Accept to Reject, or a facsimile of the Notice to Change Election From Accept to Reject, with the required information to Mark Murano while you still have the right to withdraw the tendered options. Withdrawals may not be rescinded and any eligible options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless the withdrawn options are properly tendered before the Expiration Date by delivery of a new Election Form following the procedures described in these Instructions. Upon the receipt of such a new, properly filled out, signed and dated Election Form, any previously submitted Election Form or Notice to Change Election From Accept to Reject will be disregarded and will be considered replaced in full by the new Election Form.

                  Change of Election. As noted in the Offer to Exchange, you may select individual option grants to be tendered for exchange. You do not have to tender all of your option grants, but for each individual grant you do choose to tender, you must tender the entire outstanding, unexercised portion. In addition, if you tender any options, all options granted to you since February 20, 2002 (within the six months prior to commencement of the offer) must also be tendered for exchange. You may change your mind about which individual option grants you would like to tender for exchange at any time before the Expiration Date. If the Offer is extended by BriteSmile beyond that time, you may change your election regarding particular tendered options at any time until the extended expiration of the Offer. To change your election regarding particular tendered options while continuing to elect to participate in the Offer, you must deliver a signed and dated new Election Form, with the required information, following the procedures described in these Instructions. Upon the receipt of such a new, properly signed and dated Election Form, any previously submitted Election Form or Notice to Change Election From Accept to Reject will be disregarded and will be considered replaced in full by the new Election Form.

                  BriteSmile will not accept any alternative, conditional or contingent tenders. Although it is our intent to send you a confirmation of receipt of this Election Form, by signing this Election Form (or a facsimile of it), you waive any right to receive any notice of the receipt of the tender of your options, except as provided for in the Offer to Exchange. Any confirmation of receipt sent to you will merely be a notification that we have received your Election Form and does not mean that your options have been cancelled. Your options that


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

         are accepted for exchange will be cancelled on or about September 20, 2002, which is the first business day following the expiration of the Offer.

         2.       Inadequate Space.

                   If the space provided in this Election Form is inadequate, the information requested by the table on this Election Form regarding the options to be tendered should be provided on a separate schedule attached to this Election Form. Print your name on any such schedule and sign it. The schedule should be delivered with the Election Form, and will thereby be considered part of this Election Form.

         3.       Tenders.

                   If you intend to tender options through the Offer, you must complete the table on this Election Form by providing the following information for each option that you intend to tender:

-        grant number,
-        grant date,
-        exercise price, and
-        the total number of unexercised option shares subject to the option.

                  BriteSmile will not accept partial tenders of options. Accordingly, you may tender all or none of the unexercised shares subject to the eligible options you decide to tender. If you tender any options that were granted to you, then you must tender all of your options that were granted to you during the six month period prior to commencement of the Offer. Therefore, if you participate, all options granted to you since February 20, 2002 will be cancelled.

         4.       Signatures on This Election Form.

                   If this Election Form is signed by the holder of the eligible options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change.

                   If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to BriteSmile of the authority of that person so to act must be submitted with this Election Form.

         5.       Other Information on This Election Form.

                   In addition to signing this Election Form, you must print your name and indicate the date and time at which you signed. You must also include a current address, fax number, and/or e-mail address (indicating your preferred method of communication), and your government identification number, such as your social security number, tax identification number or national identification number, as appropriate.

         6.       Requests for Assistance or Additional Copies.

                  Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Election Form, may be directed to Mark Murano, Vice President Human Resources of BriteSmile, Inc., 490 North Wiget Lane, Walnut Creek, CA 94598, telephone number 925-941-6260. Copies will be furnished promptly at BriteSmile's expense.

         7.       Irregularities.

                  All questions as to the number of option shares subject to options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of options will be determined by BriteSmile in its discretion. BriteSmile's determinations shall be final and binding on all parties. BriteSmile reserves the right to reject any or all tenders of options BriteSmile determines not to be in proper form or the acceptance of which may, in the opinion of BriteSmile's counsel, be unlawful. BriteSmile also reserves the right to waive any of the


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

         conditions of the Offer and any defect or irregularity in the tender of any particular options, and BriteSmile's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as BriteSmile shall determine. Neither BriteSmile nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

                   IMPORTANT: THE ELECTION FORM (OR A FACSIMILE COPY OF IT) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY BRITESMILE, ON OR BEFORE 5:00 P.M. PACIFIC TIME ON SEPTEMBER 19, 2002.

         8.       Additional Documents to Read.

                  You should be sure to read the Offer to Exchange, all documents referenced therein and the Memorandum from John L. Reed, Chief Executive Officer, dated August 20, 2002, before deciding to participate in the Offer.

         9.       Important Tax Information.

                  You should refer to Section 15 of the Offer to Exchange, which contains important income tax information.

         10.      Miscellaneous.

                  A. Data Privacy. By accepting the Offer, you hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, BriteSmile, Inc. and/or any affiliate for the exclusive purpose of implementing, administering and managing your participation in the Offer. You understand that BriteSmile, Inc. and/or any affiliate may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in BriteSmile, details of all options or any other entitlement to shares of stock awarded, cancelled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Option Plan and this Offer ("Data"). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in your country, or elsewhere, and that the recipient's country may have different data privacy laws and protections than in your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Option Plan and this Offer. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Option Plan and this Offer. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or withdraw the consents herein by contacting in writing Mark Murano at BriteSmile, Inc. You understand that withdrawal of consent may affect your ability to participate in this Offer and exercise or realize benefits from the Option Plan.

                  B. Acknowledgement and Waiver. By accepting this Offer, you acknowledge that: (i) your acceptance of the Offer is voluntary; (ii) your acceptance of the Offer shall not create a right to continue the same Service Status with BriteSmile (or one of its subsidiaries or any successor company, as applicable) and shall not interfere with your ability and the ability of BriteSmile (or one of its subsidiaries or any successor company, as applicable) to terminate your Service Status at any time and for any reason, with or without cause; and (iii) the Offer, the Old Options and the New Options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

         11.      Your Representations in this Election Form.

                  Your representations or certifications in the Election Form to the effect that you understand various aspects of the Offer are not a defense to actions against us alleging fraud or misrepresentation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, with respect to the Offer.


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